SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 7, 2008

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 7, 2008, Mega Media Group, Inc. (“we”, “us” or the “Company”) and our CEO Aleksandr Shvarts (collectively, the “Defendants”) were served with a summons and complaint filed by AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC, and New Millennium Capital Partners II, LLC (collectively, the “Plaintiffs”).  The complaint alleged that the Company has failed to make payments due on a series of notes from 2004 to 2006 issued by the Company, and failed to make payments of interest due on these notes, and other unlawful conducts by the Company. The case was filed in the Supreme Court of the State of New York, County of New York. The plaintiffs seek all sums due from the notes and other agreements, prejudgment interest, compensatory damages, punitive damages, and attorneys' fees to be in excess of $650,000.

The Company and Mr. Shvarts deny the allegations made in the complaint and intend to vigorously contest the allegations. We believe that we did not enter into any of the above referenced notes with the Plaintiffs and none of the notes or related legal documents were signed or executed on behalf of the Company or our CEO. We are in the process of retaining counsel to represent us in this matter and to file a counterclaim for damages based on breach of contract by the Plaintiffs.

ITEM 9.01 EXHIBITS.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.
Dated: October 14, 2008
By: /s/ Alex Shvarts
Alex Shvarts President and Director